Exhibit 5.1

Smith Mackinnon, PA

ATTORNEYS AT LAW

John P. Greeley	Suite 1200 Citrus Center 255 South Orange Avenue Orlando, Florida 32801	Post Office Box 2254 Orlando, Florida 32802-2254 Telephone: (407) 843-7300 Facsimile: (407) 843-2448 Email: jpg7300@aol.com

January 13, 2017

CenterState Banks, Inc.

42745 U.S. Highway 27

Davenport, Florida  33837

Re:	Registration Statement on Form S-3 filed by CenterState Banks, Inc.

Ladies and Gentlemen:

We have acted as counsel for CenterState Banks, Inc., a Florida corporation (the “Company”), in connection with a registered public offering of 2,695,000 shares of the Company’s common stock, par value $0.01 per share, which includes the option to purchase up to 245,000 additional shares granted to the underwriters (the “Common Stock”).

In connection therewith, we have examined (i) the Registration Statement on Form S-3ASR (File No. 333-215481) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the prospectus of the Company dated January 9, 2017, as supplemented by the prospectus supplement dated January 9, 2017 (the “Prospectus Settlement”), relating to the Common Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).  In connection with an underwritten offering of the Common Stock, the Company has also filed with the Commission a free writing prospectus dated January 9, 2017 pursuant to Rule 433 under the Securities Act.  In addition, we have examined originals or copies, certified or otherwise and identified to our satisfaction, the resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records, and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements,

CenterState Banks, Inc.

January 13, 2017

instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

Based upon, and subject to the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that when the Common Stock has been issued and delivered upon payment in full of the consideration therefor as described in the Registration Statement, the Prospectus and the Underwriting Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Common Stock described herein and may not be used, quoted or relied upon for any other purpose without our prior written consent.

The opinions rendered herein are limited in all respects to the laws of the State of Florida and the federal laws of the United States.  We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an Exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 13, 2017.  In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

SMITH MACKINNON, PA

By:	/s/ John P. Greeley
John P. Greeley

JPG:br